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                                                                  EXHIBIT (c)(4)



                  GUARANTY BY LYONDELL PETROCHEMICAL COMPANY

     FOR VALUE RECEIVED, effective as of the Purchase, Lyondell Petrochemical Company, a Delaware corporation ("Guarantor"), pursuant to the Tax Agreement
(the "Tax Agreement"), dated as of June 18, 1998 , among Atlantic Richfield Company, a Delaware corporation ("ARCO"), ARCO Chemical Company, a Delaware corporation ("ACC"), and Guarantor, (ARCO, together with its successors and permitted assigns, the "Guaranteed Party"), does hereby unconditionally and irrevocably guarantee to Guaranteed Party (i) the due and punctual performance and observance by ARCO Chemical of each covenant, agreement, undertaking, and any other obligation or condition binding upon or to be performed or observed by it under and in accordance with the terms of the Tax Agreement, the Tax Sharing Agreement and the Prior Agreement (collectively, the "Tax Obligation
Agreements") and (ii) the due and punctual payment of each amount that ARCO Chemical is or may become obligated to pay under and in accordance with the terms of the Tax Obligation Agreements, (such payment and other obligations of ARCO Chemical being herein referred to as the "Obligations"). Guarantor further agrees to pay all expenses (including, without limitation, all reasonable fees and disbursements of counsel) that may be paid or incurred by any Guaranteed Party in enforcing any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, Guarantor under this Guaranty.
     Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in the Tax Agreement.
     Guarantor hereby waives notice of acceptance of this Guaranty, and agrees that, in its capacity as a guarantor, it shall not be required to consent to, or to receive any notice of, any supplement to or amendment of, or waiver or modification of the terms of, any of the Tax Obligation Agreements that may be made or given as provided therein.
     Effective as of the Purchase, ARCO Chemical will be an
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affiliate of Guarantor, and this Guaranty is being furnished to induce
Guaranteed Party to contract with ARCO Chemical and Guarantor as set forth in the Tax Agreement.
     Guarantor represents and warrants to Guaranteed Party that (a) Guarantor is duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (b) the execution, delivery and performance of this Guaranty are within Guarantor's power and authority and do not contravene the charter or the by-laws of Guarantor or any indenture, mortgage, credit agreement, note, lease or other agreement to which Guarantor is a party or by which Guarantor is bound, or any law, governmental rule, regulation, judgment or order binding on Guarantor; and (c) this Guaranty has been duly authorized, executed and delivered on behalf of Guarantor and constitutes a legal, valid, binding and enforceable obligation of Guarantor.
     No failure or delay or lack of demand, notice or diligence in exercising any right under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right under this Guaranty.
     This Guaranty is an absolute, unconditional and continuing guaranty of payment and not of collection and Guarantor waives any right to require that any right to take action against ARCO Chemical be exhausted or that resort be made to any security prior to action being taken against Guarantor.
     In the event that this Guaranty or any of the Tax Obligation Agreements shall be terminated, rejected or disaffirmed as a result of bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar proceedings with respect to ARCO Chemical, Guarantor's obligations hereunder shall continue to the same extent as if the same had not been so terminated, rejected or disaffirmed. Guarantor shall and does hereby waive all rights and benefits that might, in whole or in part, relieve Guarantor from the performance of its duties and obligations by reason of any proceeding as specified in the preceding sentence, and Guarantor agrees that it shall be liable for all sums guaranteed, in respect of and without regard to, any modification, limitation or discharge of the liability of ARCO Chemical that may result from any such proceedings and notwithstanding any stay, injunction or other prohibition issued in any such proceedings. Furthermore,
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the obligation of Guarantor hereunder will not be discharged by: (a) any extension or renewal with respect to any obligation of ARCO Chemical under any of the Tax Obligation Agreements; (b) any modification of, or amendment or supplement to, any such agreement made in accordance with the terms of such agreement; (c) any furnishing or acceptance of additional security or any release of any security; (d) any waiver, consent or other action or inaction or any exercise or non-exercise of any right, remedy or power with respect to ARCO Chemical, or any change in the structure of ARCO Chemical; (e) any change in ownership of the shares of capital stock of Guarantor or ARCO Chemical or any merger or consolidation of either thereof into or with any other person; or (f) any other occurrence whatsoever, except payment in full of all amounts payable by ARCO Chemical under the Tax Obligation Agreements and performance in full of all the Obligations in accordance with the terms and conditions of the Tax Obligation Agreements.
     Guarantor understands and agrees that its obligations hereunder shall be continuing, absolute and unconditional without regard to, and Guarantor hereby waives any defense to, or right to seek a discharge of, its obligations hereunder with respect to: (a) the validity, legality, regularity or enforceability of any of the Tax Obligation Agreements, any of the Obligations
or any collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by any Guaranteed Party; (b) any defense, setoff or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by Guarantor or ARCO
Chemical against any Guaranteed Party; or (c) any other circumstances whatsoever (with or without notice to or knowledge of ARCO Chemical or Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of ARCO Chemical or the Obligations, or of Guarantor under this Guaranty, in bankruptcy or in any other instance.
     Notwithstanding any payment or payments made by Guarantor hereunder or any setoff or application of funds of Guarantor by any Guaranteed Party hereof, Guarantor shall not be entitled to be subrogated to any of the rights of any Guaranteed Party against ARCO Chemical or any collateral, security or guaranty
or
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right of setoff held by any Guaranteed Party for the payment of the Obligations, nor shall Guarantor seek or be entitled to seek any reimbursement from ARCO Chemical in respect of payments made by Guarantor hereunder, until all amounts and performance owing to Guaranteed Party by ARCO Chemical on account of the Obligations are paid and performed in full.
     The obligations of Guarantor hereunder shall be automatically reinstated if and to the extent that any payment by or on behalf of ARCO Chemical in respect of any of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations as a result of any proceedings in bankruptcy or reorganization or similar proceedings and Guarantor agrees that it will reimburse such holders on demand for all reasonable expenses (including, without limitation, all fees and disbursements of counsel) incurred by such holders in connection with such rescission or restoration.
     Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     This Guaranty shall be binding upon the successors and assigns of
Guarantor; provided, that no transfer, assignment or delegation by Guarantor without the consent of the Guaranteed Party shall release Guarantor from its liabilities hereunder.
     All notices, requests and demands to or upon Guarantor or any Guaranteed Party shall be made in accordance with the terms of Section_14 of the Tax Agreement.
     This Guaranty and the Guarantor's duties and obligations hereunder shall remain in full force and effect and be binding in accordance with its terms, until the date on which all Obligations and the obligations of the Guarantor hereunder shall have been satisfied by payment and performance in full.
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     THIS GUARANTY SHALL IN ALL RESPECTS BE GOVERNED BY THE LAWS OF THE STATE OF
DELAWARE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

     Dated: As of June 18, 1998.
                                         LYONDELL PETROCHEMICAL COMPANY

                                         By /s/ Dan F. Smith
                                            ---------------------------
                                            Name:  Dan F. Smith
                                            Title: President and Chief
                                                   Executive Officer